EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the annual report of Everything Blockchain, Inc. (the "Company") on Form 10-K for the period ending January 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William C. Regan, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: May 10, 2022	/s/ William C. Regan
William C. Regan, Interim Chief Financial Officer